UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2026

WORLD HEALTH ENERGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30256	59-2762023
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1825 NW Corporate Blvd. Suite 110

Boca Raton, FL 33431

(Address of principal executive offices, including zip code)

(561) 870-0440

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

World Health Energy Holdings, Inc. (the “Company”) is providing this update regarding the timing of the filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

As previously disclosed in the Company’s Form 12b-25 filed on March 31, 2026, the Company required additional time to complete certain audit procedures associated with its annual financial statements.

Subsequent to the filing of the Form 12b-25, the Company experienced additional delays in completing the audit due to a combination of factors affecting both the Company and its independent registered public accounting firm. These factors include staffing constraints associated with regional geopolitical developments that impacted availability of certain audit personnel, financial issues which have since been resolved as well as timing considerations relating to completion of financial statement preparation and supporting documentation.

The Company has been working diligently with its independent auditors to complete all required audit procedures and finalize its consolidated financial statements and related disclosures. The Company currently expects to file its Annual Report on Form 10-K as soon as practicable.

The delay in completion of the audit is not the result of any disagreement with the Company’s independent registered public accounting firm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

The Company remains committed to maintaining compliance with applicable reporting requirements and will provide further updates as appropriate.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD HEALTH ENERGY HOLDINGS, INC.

Date: April 15, 2026	By:	/s/ Giora Rozensweig
Giora Rozensweig
Chief Executive Officer